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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of report (date of earliest event reported): March 31, 1997

                         WESTINGHOUSE AIR BRAKE COMPANY
             (Exact name of registrant as specified in its charter)

        DELAWARE                       1-13782                 25-1615902
(State or other jurisdiction         (Commission              (IRS Employer
    of Incorporation)                File Number)           Identification No.)

                             1001 AIR BRAKE AVENUE
                         WILMERDING, PENNSYLVANIA 15148
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (412) 825-1000


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ITEM 5. OTHER

         On March 31, 1997, Westinghouse Air Brake Company (the "Company"), repurchased from Scandinavian Incentive Holdings, B.V., a corporation organized under the laws of The Netherlands ("SIH"), 4,000,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), for a purchase price of $11 per share in cash and an aggregate purchase price of $44 million (such transaction being hereinafter referred to as the "Redemption"). The Redemption was effected pursuant to a Redemption Agreement (the "Redemption Agreement") dated as of March 5, 1997 among the Company, SIH and Incentive AB, the sole shareholder of SIH ("Incentive"). Concurrently therewith, SIH sold its remaining 6,000,000 shares of Common Stock to a group of investors consisting of Vestar Equity Partners, L.P. ("Vestar"), Harvard Private Capital Holdings, Inc. ("Harvard"), American Industrial Partners Capital Fund II, L.P. ("AIP") and certain members of management of the Company (the "Management Purchasers") for a purchase price of $11 per share in cash, pursuant to a Stock Purchase Agreement dated as of March 5, 1997, which sale was effective as of March 31, 1997 (such transaction being hereinafter referred to as the "SIH Purchase").

         In addition, the Company entered into a Common Stock Registration Rights Agreement (the "Registration Rights Agreement") dated as of March 5, 1997 among the Company, Harvard, AIP, the RAC Voting Trust (the "Voting Trust"), Vestar, Vestar Capital Partners, Inc. ("Vestar Capital") and Emilio A. Fernandez, Jr. ("Mr. Fernandez") and Mr. Fernandez as custodian for Eric A. Fernandez and Ofelia B. Fernandez (collectively, the "Pulse Shareholders"), which Registration Rights Agreement provides for, among other things, the registration of sales of shares of Common Stock under the Securities Act of 1933, as amended, by Holders (as defined in the Registration Rights Agreement) at the expense, subject to certain specified exceptions, of the Company.

         To finance the Redemption, the Company amended its credit agreement with The Chase Manhattan Bank, as successor to Chemical Bank, The Chase Manhattan Bank Delaware, as successor to Chemical Bank Delaware, The Bank of New York and the other financial institutions named therein, to increase the revolving credit availability by $15 million (from $125 million to $140 million) and to obtain a waiver of the requirement to make a prepayment in an aggregate principal amount equal to 50% of excess cash flow for 1996, or approximately $11.5 million. The Company borrowed $46 million to fund the Redemption.

         Also, the Company obtained consents from record owners as of March 3, 1997 (the "Note Holders") of its 9 3/8% Senior Notes Due 2005 (the "Notes") to certain amendments to a covenant contained in the Indenture dated as of June 20, 1995 among the Company, as issuer, and The Bank of

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New York, as trustee, pursuant to which the Notes were issued (the
"Indenture"). The covenant in question limited the Company's ability to make "Restricted Payments," including payments in connection with the purchase or redemption of Common Stock.

         Upon the Company's receipt of the requisite consents, the Indenture was amended (i) to permit additional Restricted Payments in an amount of approximately $22 million in order to complete the Redemption, and (ii) to permit up to $2 million of additional Restricted Payments to be made in advance of when they would otherwise have been permitted.

         In addition, an Amended and Restated Stockholders Agreement dated as of March 5, 1997 by and among the Voting Trust, Vestar, Harvard, AIP and the Company, and joined for certain purposes by Vestar Capital, Mr. Kassling, Mr. Fernandez, Ofelia B. Fernandez ("Mrs. Fernandez"), Mr. Brooks, Mr. Meister, Davideco, Inc. ("Davideco") and Suebro, Inc. ("Suebro"), as amended by Amendment No. 1 thereto dated as of March 28, 1997 (the "Stockholders Agreement"), was executed in connection with the SIH Purchase. The Stockholders Agreement contains provisions regarding, among other things, the disposition and voting of shares of Common Stock by the parties to such agreement, as well as certain provisions regarding the composition of the Board of Directors of the Company.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c) The exhibits identified below are filed herewith as a part of this Report. The Company agrees to furnish to the Commission upon request a copy of any omitted schedule (or other similar attachment) to the agreements identified below.

       Exhibit No.                     Description
       -----------                     -----------
          2.1       Redemption Agreement dated as of March 5, 1997 among the
                    Company, SIH and Incentive (Exhibits omitted)*

          3.2 Amended and Restated Bylaws of the Company, effective as of March 31, 1997**

          4.3       Amended and Restated Stockholders Agreement dated as of
                    March 5, 1997 by and among the Voting Trust, Vestar,
                    Harvard, AIP and the Company, and joined for certain purposes by Vestar Capital and Mr. Kassling,

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
                    Mr. Fernandez, Mrs. Fernandez, Mr. Brooks, Mr. Meister,
                    Davideco and Suebro**

          4.4       Amendment No. 1 to the Amended and Restated Stockholders
                    Agreement dated as of March 28, 1997 by and among the Voting
                    Trust, Vestar, Harvard, AIP and the Company, and joined for certain purposes by Vestar Capital and Mr. Kassling, Mr.
                    Fernandez, Mrs. Fernandez, Mr. Brooks, Mr. Meister, Davideco and Suebro**

          4.5 First Supplemental Indenture dated as of March 21, 1997 among the Company, as issuer, and The Bank of New York, as trustee*

          10.6      Common Stock Registration Rights Agreement dated as of March
                    5, 1997 by and among the Company, Harvard, AIP, the Voting
                    Trust, Vestar, Vestar Capital and the Pulse Shareholders**

          10.23     First Amendment and Waiver Agreement dated as of February
                    28, 1997 among the Company, certain of the Company's subsidiaries and the Company's principal lenders relating to the Credit Agreement dated as of January 31, 1995, amended and restated as of February 15, 1995, amended and restated as of June 9, 1995 and amended and restated as of September
                    19, 1996 (Schedules omitted)*



 *  Filed herewith.

** Filed as an exhibit to the Schedule 13D filed jointly on March 31, 1997 by Mr. Kassling, Mr. Fernandez, Mrs. Fernandez , Mr. Brooks, Mr. Meister, the Voting Trust, Davideco and Suebro.


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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   WESTINGHOUSE AIR BRAKE COMPANY

Dated: April 9, 1997               By /s/ ROBERT J. BROOKS
                                      ------------------------------------------
                                      Robert J. Brooks
                                      Vice President and Chief Financial Officer


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                               INDEX TO EXHIBITS

       EXHIBIT                                                                                                    SEQUENTIAL
        NUMBER                                                                                                    PAGE NUMBER
        ------                                                                                                    -----------
         2.1      Redemption Agreement dated as of March 5, 1997 among Westinghouse Air
                  Brake Company (the "Company"), Scandinavian Incentive Holdings, B.V.
                  ("SIH") and Incentive AB (Exhibits omitted)                                                         ---

         3.2      Amended and Restated Bylaws of the Company, effective as of March 31, 1997                           **

         4.3      Amended and Restated Stockholders Agreement dated as of March 5, 1997 by and among the RAC Voting Trust (the "Voting Trust"), Vestar Equity Partners, L.P.
                  ("Vestar"), Harvard Private Capital Holdings, Inc.. ("Harvard"), American Industrial
                  Partners Capital Fund II, L.P. ("AIP") and the Company, and joined for certain purposes by Vestar Capital Partners, Inc. ("Vestar Capital") and William E. Kassling
                  ("Mr. Kassling"), Emilio A. Fernandez ("Mr. Fernandez"), Ofelia B. Fernandez
                  ("Mrs. Fernandez"), Robert J. Brooks ("Mr. Brooks"), John M. Meister
                  ("Mr. Meister"), Davideco, Inc. ("Davideco") and Suebro, Inc. ("Suebro")                             **

         4.4      Amendment No. 1 to the Amended and Restated Stockholders Agreement
                  dated as of March 28, 1997 by and among the Voting Trust, Vestar, Harvard,
                  AIP and the Company, and joined for certain purposes by Vestar Capital,
                  Mr. Kassling, Mr. Fernandez, Mrs. Fernandez, Mr. Brooks, Mr. Meister,
                  Davideco and Suebro                                                                                  **

         4.5      First Supplemental Indenture dated as of March 21, 1997 among the Company, as issuer, and The Bank of New York, as trustee

         10.6     Common Stock Registration Rights Agreement dated as of March 5, 1997 by and among the Company, Harvard, AIP, the Voting Trust, Vestar, Vestar
                  Capital, Mr. Fernandez and Mr. Fernandez as  custodian for Eric A. Fernandez
                  and Mrs. Fernandez                                                                                   **

         10.23    First Amendment and Waiver Agreement dated as of February 28, 1997 among the Company, certain of the Company's subsidiaries and the Company's principal lenders relating to the Credit Agreement dated as of January 31, 1995, amended and restated as of February 15, 1995, amended and restated as of June 9, 1995
                  and amended and restated as of September 19, 1996 (Schedules omitted)                               ---


** Filed as an exhibit to the Schedule 13D filed jointly on March 31, 1997 by Mr. Kassling, Mr. Fernandez, Mrs. Fernandez, Mr. Brooks, Mr. Meister, the Voting Trust, Davideco, and Suebro.